Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

January 31, 2013

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FOURTH QUARTER RESULTS

Note:  The company will host a conference call to discuss the earnings release on January 31, 2013, at 9:00 a.m. Central Time.  The conference call number is (888) 778-8913 for domestic callers and (913) 312-1481 for international callers, participant access code 2018428.  To access an audio webcast, please go to the link within the Harte-Hanks website in the Investors section.  An audio replay will be available shortly after the call through February 8, 2013 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, participant access code 2018428.  The replay also will be available on the Harte-Hanks web site in the Investors section.

SAN ANTONIO, TX  — Harte-Hanks, Inc. (NYSE: HHS) today reported fourth quarter 2012 diluted earnings per share from continuing operations of $0.23 on revenues of $204.8 million.  Excluding $1.3 million of facility closure costs, diluted earnings per share from continuing operations was $0.24.  These results compare to diluted earnings per share from continuing operations of $0.24 on $215.1 million in revenues for the fourth quarter of 2011.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2012 and 2011, respectively.  Full financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended December 31,
(In thousands, except per share amounts)	2012	2011	% Change
Operating revenues	$204,835	$215,113	-4.8%
Operating income	22,142	24,622	-10.1%
Income from continuing operations	14,343	15,310	-6.3%
Diluted earnings per share from continuing operations	0.23	0.24	-4.2%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,798	63,200	0.6%

For the three months ended December 31, 2012, the company generated free cash flow (defined below) of $13.3 million, a decrease from $16.2 million in the prior year’s fourth quarter.  Capital expenditures for the quarter were $5.5 million compared to $4.6 million in the prior year’s fourth quarter.

For the year, the company’s revenues decreased to $767.7 million compared to $811.6 million last year.  The annual financial results reflect the second quarter non-cash income statement charge for the impairment of Shoppers goodwill.  Excluding this item, 2012 operating income from continuing operations was $67.0 million compared to $78.1 million and diluted earnings per share from continuing operations for the year were $0.62 compared to $0.72 for 2011.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Year Ended December 31,
(In thousands, except per share amounts)	2012	2011	% Change
Operating revenues	$767,709	$811,636	-5.4%
Operating income (loss)	(89,940)	78,098	-215.2%
Income (loss) from continuing operations	(73,104)	45,877	-259.3%
Diluted earnings (loss) per share from continuing operations	(1.16)	0.72	-261.1%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,887	63,552	-1.1%

Commenting on the fourth quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “The alignment of our Direct Marketing business around Customer Engagement, Customer Solutions and Customer Delivery we began early in our third quarter restructuring is driving the focus of our people internally, as well as with our customers. While this is an evolving process, we are excited about the growth opportunities.  Our fourth quarter Direct Marketing performance was generally in line with our expectations given the loss of the pharmaceutical account discussed in the third quarter and the continued softness in the high tech vertical, which chiefly affects Trillium and our international business. Shoppers had an excellent quarter, with revenue growth from continuing operations for the first time since the fourth quarter of 2006.  Operating income also showed growth of $1.6 million, excluding the $1.3 million charge for a production facility closure.”

Discussing the performance of the business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenues decreased $10.7 million, or 6.3%, in the fourth quarter of 2012 compared to the fourth quarter of 2011. Direct Marketing results continue to reflect the impact of JC Penney changing its marketing strategy from direct mail to broadcast, with the reduction in mail services contributing about 20% of the total decline.  Our financial vertical increased 7% compared to the prior year quarter and our retail vertical increased 1%.  All other verticals decreased, with our select vertical decreasing 8%, high-tech 10% and our pharmaceutical/healthcare vertical 29%, each as compared to the fourth quarter of 2011.  Our pharmaceutical/healthcare vertical was impacted by volume reductions from a long- standing client and the loss of a client discussed in our third quarter results.  Operating income margins were 15.5% versus 15.8% in the fourth quarter of 2012.

“Shoppers revenue from continuing operations increased 0.8% in the fourth quarter compared to the 2011 fourth quarter. Operating income was $1.1 million (which includes the previously mentioned $1.3 million facility closure charge) compared to 2011 fourth quarter operating income of $0.7 million.  Revenues increased for our distribution products and decreased for our print products.  Shoppers revenues increased for the restaurant, consumer spending and automotive sectors. The communications, services and real estate sectors decreased.”

Concluding, Franklin said, “Our plans for 2013 reflect the continued aggressive transformation for our Direct Marketing business. The overarching goal is to drive profitable revenue growth in a number of different ways.  Some of these new ways include:

•                  a new approach to the pharmaceutical market with our new agency, TRUE Health + Wellness™, launched in October,

•                  deployment of a new integrated marketing, sales, product design and delivery process more tightly aligned with our and our customers’ businesses,

•                  continued development of the Trillium Software® solutions for the insurance and financial markets, and

•                  implementation of the new digital print capabilities.

Obviously there is much work to be done as changes of this magnitude take time.  We expect to begin to see improved results in the second half of 2013 and accelerating into 2014.   Therefore, our expectations are for 2013 to show slightly increased revenue and operating income with improvement coming in the second half of the year.  We are very excited about the new direct marketing leadership team and the way our people are responding to the new opportunities for them and the company from these changes.

“While we are excited about Shoppers fourth quarter revenue and operating income growth, we continue to face challenges with the California economy, which along with increased postage expense, will continue to affect our financial performance.  We expect Shoppers revenue and operating income in 2013 compared to 2012 to be down slightly, which is a significant improvement in trend compared to our experience during the past few years.  Our people continue to look for ways to make our products and services more effective for our advertisers and to deliver those services more efficiently. I am very proud of the people in both businesses who are managing a great deal of change and doing it extremely well.  Our company has a bright future.”

Selected Highlights:

•                  The Agency Inside® Harte-Hanks was named a “Strong Performer” in a new report from Forrester Research, Inc. titled “The Forrester Wave™: Customer Engagement Agencies, Q4 2012 (November 2012).” The Agency Inside, a multichannel relationship marketing agency of Harte-Hanks, was one of the thirteen agencies Forrester evaluated that met its selection criteria of extensive cross-channel enablement capabilities, enterprise interest and revenues in excess of $50 million.  The report defined CEAs as “agencies that focus on customer-oriented business strategies and mapping them to tactics and execution. They help clients maximize customer profitability and optimize customer experiences by applying data and analytics to every customer interaction.”   Among these selected agencies, Forrester placed The Agency Inside Harte-Hanks as one of the vendors on the leading edge of those classified as Strong Performers because, “They outperform their category peers in developing proactive business strategy and they tend to have a slight advantage when it comes to cross-channel enablement and execution.” The Agency Inside’s top scores were for customer (client) satisfaction, customer data strategies and technology integration.

•                  A major global information and services company announced the renewal of its decade-long relationship with Harte-Hanks.  Harte-Hanks provides database marketing and marketing automation services for this client using its specialized resources around the world.

•                  Through its agency, the business analytics division of the same client also engaged our Aberdeen Group® to conduct its Performance and Finance Forums roadshow series.  Aberdeen will provide research-driven content for 25 events in 15 cities, identifying and attracting relevant target audiences for the client’s executive forums.

•                  Trillium Software announced four new or expanded relationships:

•                  Sabre Holdings, a leading travel technology company, expanded its current Trillium Software System®, which provides name and address standardization, to other significant business units.

•                  Bentley Motors announced that it will use the Trillium Software System to perform data profiling and quality activities within its SAP CRM system.

•                  A leading global laboratory equipment manufacturer selected the Trillium Software Solution for its data quality needs within the CRM and ERP components of its SAP implementation.

•                  A large global financial services client has expanded its use of the Trillium Software System to include its anti-money laundering initiatives, including SWIFT code analysis.

•                  A major global pharmaceutical company announced the renewal of Harte-Hanks hosting, analytics and campaign support for one of its major consumer databases.

•                  Harte-Hanks expanded its relationship with a leading server virtualization and cloud computing company to provide diverse marketing campaign support including data remediation and segmentation, contact center services for lead nurturing, campaign list management and sourcing, as well as related analytics.

•                  Mason Zimbler®, a Harte-Hanks digital agency, developed and launched the marketing program for a Premier League UK football club’s global football camp, as part of the club’s corporate responsibility strategy.

•                  Harte-Hanks paid two dividends during the quarter—a regular dividend of 8.5 cents per share, marking 71 consecutive quarterly dividend payments since the first quarter of 1995, and another 8.5 cents per share dividend, an acceleration of its customary first quarter 2013 dividend.

About Harte-Hanks:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings and conference call contain “forward-looking statements” within the meaning of the federal securities laws.  All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  Examples include statements regarding (1) our strategies and initiatives, (2) our financial outlook or preliminary estimates for revenues, earnings per share, operating income, expenses, capital resources, estimates for goodwill and intangibles impairment charges and other financial items, (3) expectations for our businesses and for the industries in which we operate, including the negative performance trends in our Shoppers business and the impact of economic conditions in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (4) competitive factors, (5) acquisition, disposition of assets and development plans, (6) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and any anticipated cost and effect, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes.  These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including competition and consolidation of and prospective clients, vendors and partners in these verticals, (e) our ability to manage and timely adjust our capacity and current headcount, and to otherwise effectively service our clients, (f) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern, regulation and legal action over consumer privacy issues, including legislation changing requirements for collection, processing and use of information, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation or other contingent liabilities, and (n) other factors discussed under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011.  The forward-looking statements in this press release and our related earnings press release and conference call are made only as of the date hereof (or thereof) and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks.  All other brand names, product names, or trademarks belong to their respective holders.

Tags in this release: Harte-Hanks, The Agency Inside, Trillium Software, Mason Zimbler, Ci Technology Database, Market Intelligence, Direct Marketing, Shoppers, PennySaverUSA.com,

Contact Centers, Digital Marketing, Digital Solutions, Mobile, Social, Direct Mail, Database, Powersites, TRUE Health + Wellness

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands, except per share data	2012	2011	2012	2011

Operating revenues	$204,835	$215,113	$767,709	$811,636
Operating expenses:
Labor	83,677	89,440	332,784	348,637
Production and distribution	76,442	79,811	282,743	300,703
Advertising, selling, general and administrative	17,699	16,218	64,765	64,347
Impairment of goodwill	—	—	156,936	—
Depreciation and amortization	4,875	5,022	20,421	19,851
	182,693	190,491	857,649	733,538
Operating income (loss)	22,142	24,622	(89,940)	78,098
Other expenses (income):
Interest expense	825	1,033	3,574	3,184
Interest income	(16)	(61)	(91)	(249)
Other, net	1,056	(2,078)	2,863	(1,505)
	1,865	(1,106)	6,346	1,430
Income (loss) from continuing operations before income taxes	20,277	25,728	(96,286)	76,668
Income tax expense (benefit)	5,934	10,418	(23,182)	30,791
Income (loss) from continuing operations	14,343	15,310	(73,104)	45,877

Loss from discontinued operations, net of income taxes	(931)	(582)	(7,533)	(1,679)
Loss on sale, net of income taxes	(2,716)	—	(2,716)	—
Total discontinued operations	(3,647)	(582)	(10,249)	(1,679)

Net Income	$10,696	$14,728	$(83,353)	$44,198

Basic earnings (loss) per common share
Continuing operations	$0.23	$0.24	$(1.16)	$0.73
Discontinued operations	(0.06)	(0.01)	(0.17)	(0.03)
Basic earnings per share	$0.17	$0.23	$(1.33)	$0.70

Weighted-average common shares outstanding	62,669	62,817	62,887	63,173

Diluted earnings (loss) per common share
Continuing operations	$0.23	$0.24	$(1.16)	$0.72
Discontinued operations	(0.06)	(0.01)	(0.17)	(0.02)
Diluted earnings per share	$0.17	$0.23	$(1.33)	$0.70

Weighted-average common and common equivalent shares outstanding	62,798	63,200	62,887	63,552

Balance Sheet Data (Unaudited)

In thousands	2012	2011

Cash and cash equivalents	$49,648	$86,778
Total debt	$110,250	$179,438

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Twelve months ended
	December 31,			December 31,
In thousands	2012	2011	% Change	2012	2011	% Change

OPERATING REVENUES:
Direct Marketing	$157,848	$168,494	-6.3%	$581,091	$614,270	-5.4%
Shoppers	46,987	46,619	0.8%	186,618	197,366	-5.4%
Total operating revenues	$204,835	$215,113	-4.8%	$767,709	$811,636	-5.4%

OPERATING INCOME (LOSS):
Direct Marketing	$24,447	$26,640	-8.2%	$75,398	$83,490	-9.7%
Shoppers	1,082	729	48.4%	(152,610)	5,839	-2713.6%
General corporate expense	(3,387)	(2,747)	-23.3%	(12,728)	(11,231)	-13.3%
Total operating income (loss)	$22,142	$24,622	-10.1%	$(89,940)	$78,098	-215.2%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,001	$3,900	2.6%	$15,904	$15,424	3.1%
Shoppers	870	1,117	-22.1%	4,498	4,409	2.0%
General corporate expense	4	5	-20.0%	19	18	5.6%
Total depreciation and amortization	$4,875	$5,022	-2.9%	$20,421	$19,851	2.9%

Reconciliation of Net Income to Free Cash Flow

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands	2012	2011	2012	2011
Income (Loss) from continuing operations	$14,343	$15,310	$(73,104)	$45,877
Add: After-tax impairment (Note 1)	—	—	112,130	—
Add: After-tax stock-based compensation (Note 2)	387	695	2,066	2,993
Add: Depreciation and amortization	4,875	5,022	20,421	19,851
Less: Capital expenditures	5,435	4,584	13,856	20,969
Free cash flow from continuing operations	14,170	16,443	47,657	47,752

Income (Loss) from discontinued operations	(3,647)	(582)	(10,249)	(1,679)
Add: After-tax impairment (Note 1)	—	—	4,551	—
Add: Depreciation and amortization	62	334	948	1,362
Add: After-tax loss on the sale	2,716	—	2,716	—
Less: Capital expenditures	19	6	86	65
Free cash flow from discontinued operations	(888)	(254)	(2,120)	(382)

Total free cash flow	$13,282	$16,189	$45,537	$47,370

Note 1:  Continuing operations pre-tax impairment of goodwill was $156,936 for the twelve months ended December 31, 2012.

Discontinued operations pre-tax impairment of other intangible assets was $8,400 for the twelve months ended December 31, 2012.

Note 2:  Pre-tax compensation expense was $645 and $1,177 for the three months ended December 31, 2012 and 2011, respectively.

Pre-tax compensation expense was $3,411 and $4,988 for the twelve months ended December 31, 2012 and 2011, respectively.

Reconciliation of Net Income (Loss) to EBITDA from Continuing Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands	2012	2011	2012	2011
Income (Loss) from Continuing Operations	$14,343	$15,310	$(73,104)	$45,877
Add: Impairment of goodwill	—	—	156,936	—
Depreciation and amortization	4,875	5,022	20,421	19,851
Interest expense, net and non-operating, net	1,865	(1,106)	6,346	1,430
Income tax expense (benefit)	5,934	10,418	(23,182)	30,791
EBITDA from Continuing Operations	$27,017	$29,644	$87,417	$97,949

EBITDA From Continuing Operations by Segment:
Direct Marketing	$28,448	$30,540	$91,302	$98,914
Shoppers	1,952	1,846	8,824	10,248
Corporate	(3,383)	(2,742)	(12,709)	(11,213)
	$27,017	$29,644	$87,417	$97,949

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Retail	33%	31%	29%	28%
Financial and Insurance Services	13%	11%	14%	13%
Technology	23%	24%	23%	24%
Healthcare and Pharmaceuticals	8%	11%	9%	10%
Other Select Markets	23%	23%	25%	25%
	100%	100%	100%	100%